UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2017

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(800) 208-3343
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Albert N. Marchio II, Chief Accounting and Administrative Officer of Edge Therapeutics, Inc. (“Edge”), became Edge’s Chief Financial Officer on an interim basis, effective March 10, 2017. In addition, Andrew J. Einhorn, previously Edge’s Chief Financial Officer, left Edge effective March 10, 2017 to pursue other interests.  Mr. Marchio will also continue to serve as Edge’s Chief Accounting and Administrative Officer.

Mr. Marchio has served as Edge’s Chief Accounting and Administrative Officer since October 2016 and as Edge’s Chief Accounting and Operations Officer from March 2014 through October 2016.  Prior to March 2014, Mr. Marchio served as Edge’s Chief Financial Officer from December 2011 through March 2014. Mr. Marchio has nearly 25 years of experience in the pharmaceutical industry. Prior to joining Edge, Mr. Marchio was a Managing Operating Partner with Three Fields Capital, a multi-strategy healthcare focused investment firm and provided consulting services to life science companies through Rockabye Valley Consulting from January 2009 to May 2013. Previously, Mr. Marchio served as the Executive Vice President, Chief Financial Officer of Informed Medical Communications from February 2008 to October 2009, and as the Vice President, Treasurer of MedPointe Pharmaceuticals from 2006 to January 2008. He began his career in life sciences as the Vice President, Treasurer of Alpharma, Inc. from 1992 to 2005. Mr. Marchio holds a B.A. in Economics from Muhlenberg College, an M.B.A. in Professional Accounting from Rutgers Graduate School of Business and a Post-M.B.A. Certificate in Taxation from Bernard Baruch College of the City University of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2017	Edge Therapeutics, Inc.

/s/ Brian A. Leuthner
Name: Brian A. Leuthner
Title: Chief Executive Officer